   The Registrant requests that the Registration Statement become effective immediately upon filing pursuant to Securities Act Rule 462.
    As filed with the Securities and Exchange Commission on May 23, 1995.
                             No.__________________


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                               REXON INCORPORATED
               (Exact Name of Issuer as Specified in its Charter)

                                   Delaware                                                    95-4317481
                             ---------------------                                     -------------------------
                       (State or Other Jurisdiction of                              (I.R.S. EMPLOYER IDENTIFICATION NO.)
                        Incorporation or Organization)

                         One Progress Plaza, Suite 2110
                         St. Petersburg, Florida 33701
                    (Address of Principal Executive Office)
                         New Employee Stock Option Plan
                            (Full Title of the Plan)
                    Robert C. Genesi, Chairman of the Board
                               Rexon Incorporated
                         One Progress Plaza, Suite 2110
                         St. Petersburg, Florida 33701
                    (Name and Address of Agent for Service)
                                 (813) 896-9609
         (Telephone Number, Including Area Code, of Agent for Service)
                             ---------------------
                                    Copy to:
                            Kriston D. Qualls, Esq.
                       Graven Perry Block Brody & Qualls
                       523 West Sixth Street, Suite 1130
                         Los Angeles, California  90014
                                 (213) 680-9770
==============================================================================

                        CALCULATION OF REGISTRATION FEE


          Title of Securities       Amount to be             Proposed Maximum         Proposed Maximum          Amount of
          to be Registered          Registered(1)            Offering Price Per       Aggregate Offering        Registration Fee
                                                             Share                    Price
          Common Stock                   500 sh(2)              $4.37 (2)               $  2,187(2)              $  0.75(2)
                                                                -----
                                     184,500 sh(3)              $4.54 (3)               $837,630(3)              $288.84(3)
                                     -------                                            --------                 -------
                                     185,000 sh                                         $839,817                 $289.59
------------------------------------------------------------------------------------------------------------------

(1) Plus, in accordance with Rule 416(a), such indeterminate number of shares as may become subject to options under the New Employee Stock Option Plan (the "Plan") as a result of the adjustment provisions therein.
(2) The registration fee for 500 shares of Common Stock issuable upon exercise of options which may be granted in the future was estimated solely for the purpose of determining the amount of the registration fee, based upon the last sale price of Registrant's Common Stock of $4 3/8 on the NASDAQ National Market System on May 17, 1995.

(3) The registration fee for 184,500 shares of Common Stock issuable upon exercise of outstanding options under the Plan was calculated pursuant to Rule 457(h), using the prices at which such options may be exercised (prices range from 4.00 - 5.625 per share, with an average of approximately $4.54 per share).
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the New Employee Stock Option Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS



Item 1.  Plan Information*.

Item 2.  Registrant Information and Employee Plan Annual Information*.

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in the Registration
Statement:

         (1) Registrant's Report on Form 10-K for its fiscal year ended October 2, 1994;

         (2) Registrant's Quarterly Reports on Form 10-Q for the quarters ended January 1, 1995 and April 2, 1995, respectively;

         (3) Registrant's Proxy Statement, dated January 24, 1995, concerning the 1995 Annual Meeting of Stockholders held March 16, 1995.

In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Counsel for Registrant, Graven Perry Block Brody & Qualls, A Professional Corporation, has rendered an opinion to the effect that the Registrant's shares of Common Stock covered by this Registration Statement will be duly and validly issued, fully paid and non-assessable upon issuance.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The By-Laws of the Company provide for the indemnification of directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

         Section 145 of the Delaware General Corporation Law authorizes indemnification when a person is made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was so serving at the request of the corporation in such capacity for another corporation, and if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe the conduct was unlawful. If it is determined that the conduct of such person meets these standards, such person may be indemnified for expenses incurred and amounts paid in such proceedings if actually and reasonably incurred in connection therewith.

         If such a proceeding is brought by or on behalf of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably believed to be in, or not opposed to, the best interests of the corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation for negligence or misconduct in the performance of his or her duty; however, a court may, even in such case, allow indemnification of such expenses as the court deems proper. Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonable incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

         The Delaware General Corporation Law permits a Delaware corporation to include in its Certificate of Incorporation a provision eliminating or limiting the liability of directors for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provisions may not eliminate or limit a director's liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which a director derived an improper personal benefit, or (iv) for the payment of unlawful dividends, stock purchases or redemptions. The Company's Certificate of Incorporation contains a provision eliminating the liability of the Company's directors for breaches of their fiduciary duty, subject to the limitations imposed by statute as described above. The provisions do not limit or otherwise affect the personal liability of a director for violation of Federal Securities Law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following Exhibits are filed as a part of this Registration
Statement:

          4.1    New Employee Stock Option Plan.

          5.1    Opinion of Graven Perry Block Brody & Qualls.

         23.1    Consent of Deloitte & Touche LLP.

         23.2 Consent of Graven Perry Block Brody & Qualls (included in Option of Graven Perry Block Brody & Qualls filed as Exhibit
                 5.1 herein).

ITEM 9.  UNDERTAKINGS.

         (A)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement:

Provided however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

         (B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (C)     (1)      The undersigned Registrant hereby undertakes to
deliver or cause to be delivered with the Prospectus to each person to whom the Prospectus is sent or given a copy of Registrant's annual report to shareholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case Registrant shall state in the Prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of Registrant has ended within 120 days prior to the use of the Prospectus, the annual report of Registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

                 (2) The undersigned Registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the Plan who do not otherwise receive such material as shareholders of Registrant, at the time and in the manner such material is sent to its shareholders, copies of all reports, proxy statements and other communications distributed to its shareholders generally.

         (D) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant, Rexon Incorporated, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on the 15th day of May, 1995.

                                            REXON INCORPORATED



                                            By  /s/   ROBERT C. GENESI
                                                ----------------------------
                                                      Robert C. Genesi,
                                                    Chairman of the Board

                               POWER OF ATTORNEY


         The officers and directors of Rexon Incorporated, whose signatures appear below, hereby constitute and appoint Robert C. Genesi and Irvin R. Reuling, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that said attorney and agent, or his or their substitutes, shall do or cause to be done by virtue hereof.
             ________________________________________________________

         Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


        Signature                                        Title                                Date
  ----------------------               ------------------------------------------         ------------
  /s/  Robert C. Genesi                Chairman of the Board, Director and Chief          May 15, 1995
  --------------------------           Executive Officer
  Robert C. Genesi

  /s/  Henry Oberle                    Director and President                             May 15, 1995
  --------------------------
  Henry Oberle

  /s/ Irvin R. Reuling                 Director and Chief Financial Officer               May 15, 1995
 ---------------------------           (Principal Financial and Accounting Officer)
  Irvin R. Reuling

                                       Director                                           May   , 1995
  --------------------------
  Stanley D. Czerwinski

  /s/ Charles E. Moran                 Director                                           May 1, 1995
  --------------------------
  Charles E. Moran

  /s/ Kanwal S. Rekhi                  Director                                           May 15, 1995
  --------------------------
  Kanwal S. Rekhi

  /s/ Edmund H. Shea, Jr.              Director                                           May 5, 1995
  --------------------------
  Edmund H. Shea, Jr.